Exhibit 99.1

            Equinix Reports Fourth Quarter and Year-End 2004 Results

     FOSTER CITY, Calif.--(BUSINESS WIRE)--Feb. 9, 2005--Equinix, Inc. (Nasdaq:EQIX)

     --   Increased annual revenues by 39% over previous year

     -- Increased annual EBITDA to $35.6 million, up from $1.7 million in previous year

     --   Generated free cash flow of $16.2 million for 2004

     --   Raises 2005 revenue guidance to $205.0 - $215.0 million

     Equinix, Inc. (Nasdaq:EQIX), the leading provider of network-neutral data centers and Internet exchange services, today reported its quarterly and year-end results for the period ended December 31, 2004.
     Revenues were $45.0 million for the fourth quarter and $163.7 million for the year ended December 31, 2004, representing a 6% increase over the previous quarter, and a 39% increase over 2003 revenues. Recurring revenues, consisting of colocation, interconnection and managed services, were $42.6 million for the quarter and $154.5 million for the year ended December 31, 2004, a 6% increase over the previous quarter, and a 40% increase over 2003.
     Non-recurring revenues for the fourth quarter were $2.4 million, consisting entirely of professional services and installation fees. Non-recurring revenues for the year ended December 31, 2004 were $9.2 million, consisting of $8.3 million of professional services and installation fees, and $889,000 of customer settlements. Annual non-recurring revenues excluding customer settlements increased 34% year over year.
     Cost of revenues were $34.7 million for the fourth quarter and $137.0 million for the year ended December 31, 2004. Cost of revenues, excluding non-cash depreciation, amortization, accretion and stock-based compensation were $20.9 million for the fourth quarter and $82.4 million for the year ended December 31, 2004. Cash gross margins, defined as gross profit less non-cash depreciation, amortization, accretion and stock-based compensation, divided by revenues, for the quarter were 53%, up from 51% the previous quarter. Cash gross margins were 50% for 2004, up from 38% in 2003.
     Selling, general and administrative expenses were $13.1 million for the fourth quarter. Selling, general and administrative expenses, excluding non-cash depreciation, amortization and stock-based compensation were $11.7 million for the fourth quarter, consistent with the previous quarter, and $45.6 million for 2004, a 6% increase over 2003.
     The company was able to expand its footprint by 26% through the acquisition of fully built-out data centers at costs significantly below those costs we would incur to expand our existing centers. As a result, the company made the decision to exit leases for excess space located in its Secaucus and Los Angeles markets and recorded a restructuring charge totaling $17.7 million.
     Net loss for the fourth quarter was $22.7 million, or a basic and diluted net loss per share of $1.21 on 18.8 million weighted-average shares outstanding. Excluding the restructuring charge, the pro forma basic and diluted net loss per share for the fourth quarter was $0.27. Net loss for the year ended December 31, 2004 was $68.6 million, or a basic and diluted net loss per share of $3.87. Excluding the restructuring charge and the loss on debt extinguishment and conversion during the year, the pro forma basic and diluted net loss per share for 2004 was $1.96.
     EBITDA, defined as loss from operations less depreciation, amortization, accretion, stock-based compensation expense and restructuring charges, for the fourth quarter was $12.4 million and $35.6 million for the year ended December 31, 2004, representing a 23% increase over the previous quarter and up from $1.7 million in 2003. This reflects a 90% EBITDA flow-through rate on incremental revenues in the quarter and a 74% EBITDA flow-through rate for 2004.
     Capital expenditures in the fourth quarter were $6.2 million. A total of $3.5 million in the quarter was attributed to ongoing capital expenditures, $2.2 million was attributed to expansion capital expenditures and $539,000 was related to directly billable capital expenditures to complete an existing U.S. government project. Capital expenditures for the year ended December 31, 2004 were $22.9 million. A total of $10.6 million in the year was attributed to ongoing capital expenditures, $9.9 million was attributed to expansion capital expenditures and the remaining $2.4 million was related to directly billable capital expenditures to expand an existing U.S. government project.
     Cash generated from operations in the quarter was $10.6 million. Cash generated from operations for the year ended December 31, 2004 was $36.9 million. Cash used in investing activities was $4.5 million in the quarter. Cash used in investing activities for the year was $20.7 million. As a result, the company generated $6.1 million of free cash flow in the fourth quarter and $16.2 million for the year ended December 31, 2004. Free cash flow is defined as net cash generated from operating activities less net cash used in investing activities (excluding the purchase, sale and maturities of short-term and long-term investments).
     As of December 31, 2004, the company's cash, cash equivalents and investments were $108.1 million, an increase of $35.1 million over the year.
     Equinix added 69 new customers in the fourth quarter and 324 customers for the year 2004. Customers added in the fourth quarter included Arsenal Digital, Belgacom SA, China Merchant Bank, INET ATS (Instinet, LLC), Movielink, Solo Cup, Telecom New Zealand and Virgin Blue. The company received additional orders in the quarter from approximately 50% of its existing US customers including Doubleclick, Merrill Lynch, Ticketmaster, the U.S. Government, WebEx and Yahoo!.
     The number of cabinets billing as of December 31, 2004 was approximately 11,100, up from approximately 10,750 the previous quarter, and up from 8,200 as of December 31, 2003. Churn was 4.1% for the quarter on a cabinet basis, primarily related to a customer contract which the company elected not to renew. Monthly recurring revenue churn was approximately 3% in the quarter. Churn, on both a cabinet and monthly recurring revenue basis, was approximately 12% for the year ended December 31, 2004. The company ended the year with 950 customers and a weighted-average utilization rate of 45% in its existing IBX centers, excluding the new Silicon Valley IBX, which is scheduled to open for customers in March 2005. Average monthly recurring revenue per cabinet on a weighted-average basis increased to $1,292 for the quarter from $1,270 the previous quarter.
     "2004 was a breakout year as we exceeded all of our expectations," said Peter Van Camp, CEO of Equinix. "As we look to 2005, we continue to aggressively execute on all fronts, positioning Equinix for another great year as we drive towards market leadership."

     Recent Company Developments

     -- U.S. interconnection services revenue increased by 8% over third quarter 2004 and grew to 23% of total U.S. recurring revenues for the quarter. Total company interconnection service revenue represented 21% of total recurring revenues for the quarter. Customer cross-connects grew to 9,005, a 6% increase over the prior quarter. Ports on the Equinix GigE Exchange totaled 330, a 5% increase over the prior quarter

     -- In the fourth quarter 2004, Equinix signed a long-term lease for an additional 103,000 square feet of data center space in San Jose. The expansion, acquired through the purchase of assets and the assumption of the existing data center lease, adds approximately 2,000 cabinets and expands Equinix's Silicon Valley footprint to approximately 400,000 square feet and its global footprint to approximately 1.4 million square feet.

     -- Equinix converted 95%, or an aggregate of approximately $38.0 million of the outstanding convertible secured notes held by i-STT, including accrued and unpaid interest, into 4.1 million shares of Equinix Series A-1 preferred stock, effective January 1, 2005. On February 1, 2005, these shares converted into Equinix common stock on a 1 to 1 basis.

     Business Outlook

     For the first quarter 2005, the company expects revenue to be in the range of $48.5 to $49.5 million. Cash gross margins are expected to be in the range of 51 - 52%. Cash selling, general and administrative expenses are expected to be in the range of $12.5 to $13.5 million. EBITDA is expected to be between $12.0 and $13.0 million. Capital expenditures are estimated to be in the range of $7.0 to $8.0 million, including capital required for improvements to the newly acquired Silicon Valley IBX and Washington, D.C. area IBX.
     For the full year of 2005, revenues are expected to be in the range of $205.0 to $215.0 million. Cash gross margins are expected to be in the range of 53 - 55%. Cash selling, general and administrative expenses are expected to be in the range of $50.0 to $52.0 million. EBITDA is expected to be between $60.0 and $65.0 million. Capital expenditures for 2005 are expected to be in a range of $23.0 to $27.0 million, comprised of $13.0 to $15.0 million of ongoing capital expenditures and approximately $10.0 to $12.0 million of expansion capital expenditures for the new Silicon Valley IBX and the remaining build-out of the Washington D.C. area IBX expansion.
     With the conversion of 95% of i-STT's convertible secured notes, the company is accelerating its guidance to become net income positive, excluding the impact of the new stock option expensing guidelines, from fourth quarter 2005 to third quarter 2005.
     The company will discuss its results and guidance on its quarterly conference call on Wednesday, February 9, 2005, at 5:30 p.m. Eastern Time (2:30 p.m. Pacific Time). To hear the conference call, please dial 1-484-630-5144 (domestic and international) at 5:20 p.m. (ET) and reference the passcode
(EQIX). A simultaneous live Webcast of the call will be available over the Internet at www.equinix.com, under the Investor Relations heading. A replay of the call will be available on Wednesday, February 9, 2005 at 7:30 p.m. (ET) by dialing 1-402-220-9761. In addition, the Webcast will be available on the company's Web site at www.equinix.com. No password is required for either method of replay. A reconciliation between GAAP information and non-GAAP information contained in this press release is provided in a table immediately following the Condensed Consolidated Statements of Operations - GAAP Presentation. This information is also available on our Web Site under the Investor Relations heading.

     About Equinix

     Equinix is the leading global provider of network-neutral data centers and Internet exchange services for enterprises, content companies, systems integrators and network services providers. Through the company's 14 Internet Business Exchange(TM) (IBX(R)) centers in five countries, customers can directly interconnect with every major global network and ISP for their critical peering, transit and traffic exchange requirements. These interconnection points facilitate the highest performance and growth of the Internet by serving as neutral and open marketplaces for Internet infrastructure services, allowing customers to expand their businesses while reducing costs.
     Equinix and IBX are registered trademarks of Equinix, Inc. Internet Business Exchange is a trademark of Equinix, Inc.

     This press release contains forward-looking statements that involve risks and uncertainties. Actual results may differ materially from expectations discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the challenges of operating IBX centers and developing, deploying and delivering Equinix services; a failure to receive significant revenue from customers in recently-acquired data centers; competition from existing and new competitors; the ability to generate sufficient cash flow or otherwise obtain funds to repay outstanding indebtedness; the loss or decline in business from our key customers and other risks described from time to time in Equinix's filings with the Securities and Exchange Commission. In particular, see Equinix's recent quarterly and annual reports filed with the Securities and Exchange Commission, copies of which are available upon request from Equinix. Equinix does not assume any obligation to update the forward-looking information contained in this press release.

     Non-GAAP Financial Measures

     Equinix continues to provide all information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult if limited to reviewing only GAAP financial measures. Accordingly, Equinix uses non-GAAP financial measures, such as EBITDA, cash cost of revenues, cash gross margins, cash operating expenses (also known as cash selling, general and administrative expenses or cash SG&A), cash interest expense and cash net income (loss) and free cash flow to evaluate its operations. In presenting these non-GAAP financial measures, Equinix excludes certain non-cash or non-recurring items that it believes are not good indicators of the company's current or future operating performance. These non-cash or non-recurring items are depreciation, amortization, accretion, stock-based compensation, non-cash interest, and, with respect to 2004 results, the non-cash portion of loss on debt extinguishment and conversion and restructuring charges (there were no such charges or losses in 2003). Recent legislative and regulatory changes encourage use of and emphasis on GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors. Equinix excludes these non-cash or non-recurring items in order for Equinix's lenders, investors, and industry analysts who review and report on the company, to better evaluate the company's operating performance and cash spending levels relative to its industry sector and competitor base.
     Equinix excludes depreciation expense as these non-cash charges primarily relate to the initial construction costs of our IBX centers and do not reflect our current or future cash spending levels to support our business. Our IBX centers are long-lived assets, and have an economic life greater than ten years. The construction costs of our IBX centers do not recur and future capital expenditures remain minor relative to our initial investment. This is a trend we expect to continue. In addition, depreciation is also based on the estimated useful lives of our IBX centers. These estimates could vary from actual performance of the asset, are based on historic costs incurred to build out our IBX centers, and are not indicative of current or expected future capital expenditures. Therefore, Equinix excludes depreciation from its operating results when evaluating its operations.
     In addition, in presenting the non-GAAP financial measures, Equinix excludes amortization expense related to certain intangible assets, as it represents a non-cash cost that may not recur and is not a good indicator of the company's current or future operating performance. Equinix excludes non-cash stock-based compensation expense as it represents expense attributed to stock options that have no current or future cash obligations. As such, we, and our investors and analysts, exclude this stock-based compensation expense when assessing the cash generating performance of our operations. Equinix excludes interest expense associated with the amortization of debt issuance costs and discounts, as well as the interest expense associated with its convertible secured notes as such interest expenses do not require any cash in the periods presented nor will they in future periods. Lastly, with respect to its 2004 results, Equinix excludes restructuring charges and the non-cash portion of the loss on debt extinguishment and conversion. The restructuring charges relate to the company's decision to exit leases for excess space adjacent to several of our IBX centers, which we do not intend to build out now or in the future. The non-cash portion of the loss on debt extinguishment and conversion, which represents the write-off of the unamortized debt issuance costs and discounts associated with the debt facilities extinguished or converted as no cash was expended in the periods presented for such write-offs nor will there be in the future. Management believes such restructuring charges and write-offs of debt issuance costs and discounts were unique costs that are not expected to recur, and consequently, does not consider these charges as a normal component of expenses related to current and ongoing operations.
     Our management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. However, we have presented such non-GAAP financial measures to provide investors with an additional tool to evaluate our operating results in a manner that focuses on what management believes to be our ongoing business operations. Management believes that the inclusion of these non-GAAP financial measures provide consistency and comparability with past reports and provide a better understanding of the overall performance of the business and its ability to perform in subsequent periods. Equinix believes that if it did not provide such non-GAAP financial information, investors would not have all the necessary data to analyze Equinix effectively.
     Investors should note, however, that the non-GAAP financial measures used by Equinix may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. In addition, whenever Equinix uses such non-GAAP financial measures, it provides a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.
     Equinix intends to calculate the various non-GAAP financial measures in future periods consistent with how it was calculated for the three and twelve months ended December 31, 2004 and 2003, presented within this press release.


                             EQUINIX, INC.
  CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS - GAAP PRESENTATION
                (in thousands, except per share detail)
                              (unaudited)


                                            Three Months Ended
                                    ----------  ---------  ----------
                                     Dec. 31,    Sept. 30,   Dec. 31,
                                       2004        2004        2003
                                     --------    ---------   --------

Recurring revenues                  $ 42,621     $40,057    $ 31,496
Non-recurring revenues                 2,368       2,382       1,658
                                     --------     -------    --------
   Revenues                           44,989      42,439      33,154

Cost of revenues                      34,705      34,310      32,554
                                     --------     -------    --------
     Gross profit (loss)              10,284       8,129         600
                                     --------     -------    --------
Operating expenses:
   Sales and marketing                 5,106       4,433       5,273
   General and administrative          7,950       8,294       7,943
   Restructuring charges              17,685           -           -
                                     --------     -------    --------
     Total operating expenses         30,741      12,727      13,216
                                     --------     -------    --------

Loss from operations                 (20,457)     (4,598)    (12,616)
                                     --------     -------    --------
Interest and other income (expense):
   Interest income                       472         335         114
   Interest expense and other         (2,731)     (2,352)     (5,195)
   Loss on debt extinguishment
    and conversion                         -           -           -
                                     --------     -------    --------
     Total interest and other, net    (2,259)     (2,017)     (5,081)
                                     --------     -------    --------

Net loss before income taxes         (22,716)     (6,615)    (17,697)

   Income taxes                           47           -           -
                                    ---------    --------   ---------
Net loss                            $(22,669)    $(6,615)   $(17,697)
                                     ========     =======    ========

Basic and diluted net loss
 per share                          $  (1.21)    $ (0.36)   $  (1.49)
                                     ========     =======    ========

Shares used in computing basic
 and diluted net loss per share       18,766      18,386      11,905
                                     ========     =======    ========

Pro forma basic and diluted net
 loss per share (1)                 $  (0.27)    $ (0.36)   $  (1.49)
                                     ========     =======    ========

Shares used in computing
 pro forma basic and diluted
 net loss per share                   18,766      18,386      11,905
                                     ========     =======    ========




                                                 Twelve Months Ended
                                               -----------------------
                                                Dec. 31,     Dec. 31,
                                                  2004         2003
                                                --------     --------


Recurring revenues                             $154,432      $109,957
Non-recurring revenues                            9,239         7,985
                                                --------      --------
   Revenues                                     163,671       117,942

Cost of revenues                                136,950       128,121
                                                --------      --------
     Gross profit (loss)                         26,721       (10,179)
                                                --------      --------
Operating expenses:
   Sales and marketing                           18,604        19,483
   General and administrative                    32,494        34,293
   Restructuring charges                         17,685             -
                                                --------      --------
     Total operating expenses                    68,783        53,776
                                                --------      --------

Loss from operations                            (42,062)      (63,955)
                                                --------      --------
Interest and other income (expense):
   Interest income                                1,291           296
   Interest expense and other                   (11,496)      (20,512)
   Loss on debt extinguishment and conversion   (16,211)            -
                                                --------      --------
     Total interest and other, net              (26,416)      (20,216)
                                                --------      --------

Net loss before income taxes                    (68,478)      (84,171)

   Income  taxes                                   (153)            -

                                                ---------     --------
Net loss                                       $(68,631)     $(84,171)
                                                ========      ========


Basic and diluted net loss per share           $  (3.87)     $  (8.76)
                                                ========      ========

Shares used in computing basic and diluted
   net loss per share                            17,719         9,604
                                                ========      ========


Pro forma basic and diluted
 net loss per share (1)                       $  (1.96)     $  (8.76)
                                                ========      ========

Shares used in computing
 pro forma basic and diluted
 net loss per share                             17,719         9,604
                                                ========      ========

---------------------------------

    (1) Pro forma basic and diluted net loss per share excludes the $17,685,000 restructuring charge during the three and twelve months ended December 31, 2004. The pro forma basic and diluted net loss per share also excludes the $16,211,000 loss on debt extinguishment and conversion during the twelve months ended December 31, 2004.


                             EQUINIX, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        - NON-GAAP PRESENTATION
                            (in thousands)
                              (unaudited)


                                           Three Months Ended
                                 -----------   ----------  ---------
                                    Dec. 31,    Sept. 30,   Dec. 31,
                                     2004         2004        2003
                                    --------    --------    --------

Recurring revenues                 $ 42,621    $ 40,057    $ 31,496
Non-recurring revenues                2,368       2,382       1,658
                                    --------    --------    --------
    Revenues (1)                     44,989      42,439      33,154

Cash cost of revenues (2)            20,928      20,659      19,001
                                    --------    --------    --------
        Cash gross profit (3)        24,061      21,780      14,153
                                    --------    --------    --------

Cash operating expenses (4):
    Cash sales and marketing
     expenses(5)                      4,613       3,958       4,691
    Cash general and administrative
     expenses (6)                     7,085       7,756       6,359
                                    --------    --------    --------
      Total cash operating expenses  11,698      11,714      11,050
                                    --------    --------    --------

EBITDA (7) (8)                       12,363      10,066       3,103
                                    --------    --------    --------

Cash interest and other income
 (expense) (9):
    Interest income                     472         335         114
    Cash interest expense and
     other (10)                        (972)       (657)     (2,173)
    Cash loss on debt
     extinguishment and
     conversion (11)                      -           -           -
    Income taxes                         47           -           -
                                    --------    --------    --------
     Total cash interest and
      other, net                       (453)       (322)     (2,059)
                                    --------    --------    --------

Cash net income (loss) (12)        $ 11,910    $  9,744    $  1,044
                                    ========    ========    ========

Cash gross margins (13)                  53%         51%         43%
                                    ========    ========    ========

-------------------------------

    (1) The geographic split of our revenues is presented below:


    U.S. revenues                  $ 38,705    $ 36,779    $ 28,144
    Asia-Pacific revenues             6,284       5,660       5,010
                                    --------    --------    --------
     Revenues                      $ 44,989    $ 42,439    $ 33,154
                                    ========    ========    ========

    (2) We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:


    Cost of revenues               $ 34,705    $ 34,310    $ 32,554
    Depreciation, amortization
     and accretion expense          (13,777)    (13,638)    (13,543)
    Stock-based compensation
     expense                              -         (13)        (10)
                                    --------    --------    --------
     Cash cost of revenues         $ 20,928    $ 20,659    $ 19,001
                                    ========    ========    ========

    (3) We define cash gross profit as revenues less cash cost of revenues (as defined above).

    (4) We define cash operating expenses as operating expenses less depreciation, amortization and stock-based compensation. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

    (5) We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

    Sales and marketing expenses   $  5,106    $  4,433    $  5,273
    Depreciation and
     amortization expense              (484)       (469)       (531)
    Stock-based compensation expense     (9)         (6)        (51)
                                    --------    --------    --------
     Cash sales and marketing
      expenses                     $  4,613    $  3,958    $  4,691
                                    ========    ========    ========

    (6) We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

    General and administrative
     expenses                      $  7,950    $  8,294    $  7,943
    Depreciation and
     amortization expense              (426)       (398)       (900)
    Stock-based compensation expense   (439)       (140)       (684)
                                    --------    --------    --------
     Cash general and
      administrative expenses      $  7,085    $  7,756    $  6,359
                                    ========    ========    ========

    (7) We define EBITDA as loss from operations less depreciation, amortization, accretion, stock-based compensation expense and restructuring charges as presented below:

    Loss from operations           $(20,457)   $ (4,598)   $(12,616)
    Depreciation, amortization
     and accretion expense           14,687      14,505      14,974
    Stock-based compensation
     expense                            448         159         745
    Restructuring charges            17,685           -           -
                                    --------    --------    --------
     EBITDA                        $ 12,363    $ 10,066    $  3,103
                                    ========    ========    ========

    (8) The geographic split of our EBITDA is presented below:

    U.S. loss from operations      $(18,877)   $ (3,028)   $ (9,633)
    U.S. depreciation,
     amortization and accretion
     expense                         13,079      12,963      13,490
    U.S. stock-based
     compensation expense               448         159         745
    U.S. restructuring charges       17,685           -           -
                                    --------    --------    --------
     U.S. EBITDA                     12,335      10,094       4,602
                                    --------    --------    --------

    Asia-Pacific loss from
     operations                      (1,580)     (1,570)     (2,983)
    Asia-Pacific depreciation,
     amortization and accretion
     expense                          1,608       1,542       1,484
    Asia-Pacific stock-based
     compensation expense                 -           -           -
    Asia-Pacific restructuring
     charges                              -           -           -
                                    --------    --------    --------
     Asia-Pacific EBITDA                 28         (28)     (1,499)
                                    --------    --------    --------

        EBITDA                     $ 12,363    $ 10,066    $  3,103
                                    ========    ========    ========

    (9) We define cash interest and other income (expense) as interest expense plus income taxes less interest income, non-cash interest expense and non-cash loss on debt extinguishment and conversion. Non-cash interest expense is comprised of amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes. Non-cash loss on debt extinguishment and conversion is comprised of the non-cash write-off of debt issuance costs and discounts.

   (10) Cash interest expense and other is defined as interest expense less amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes as presented below:

    Interest expense and other     $ (2,731)   $ (2,352)   $ (5,195)
    Amortization of debt
     discounts and debt
     issuance costs                     442         437       1,653
    Non-cash interest on
     convertible secured notes        1,317       1,258       1,369
                                    --------    --------    --------
     Non-cash interest expense        1,759       1,695       3,022
                                    ---------   --------   ---------
     Cash interest expense and
      other                        $   (972)   $   (657)   $ (2,173)
                                    ========    ========    ========

   (11) Loss on debt extinguishment
         and conversion            $      -    $      -    $      -

    Non-cash write-off of debt
     issuance costs and
     discounts                            -           -           -
                                    --------    --------    --------
     Non-cash loss on debt
      extinguishment and
      conversion                          -           -           -
                                 -----------   --------   ---------
     Cash loss on debt
      extinguishment and
      conversion                   $      -    $      -    $      -
                                    ========    ========    ========

   (12) We define cash net income (loss) as net income (loss) less depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, non-cash interest expense and non- cash loss on debt extinguishment and conversion as presented below:

    Net income (loss)              $(22,669)   $ (6,615)   $(17,697)
    Depreciation, amortization
     and accretion expense           14,687      14,505      14,974
    Stock-based compensation
     expense                            448         159         745
    Restructuring charges            17,685           -           -
    Non-cash interest expense
     (defined above)                  1,759       1,695       3,022
    Non-cash loss on debt
     extinguishment and
     conversion (defined above)           -           -           -
                                    --------    --------    --------
     Cash net income (loss)        $ 11,910    $  9,744    $  1,044
                                    ========    ========    ========

   (13) We define cash gross margins as cash gross profit divided by revenues.



                                                 Twelve Months Ended
                                                ----------------------
                                                 Dec. 31,     Dec. 31,
                                                   2004         2003
                                                 --------     --------

Recurring revenues                              $154,432     $109,957
Non-recurring revenues                             9,239        7,985
                                                 --------     --------
    Revenues (1)                                 163,671      117,942

Cash cost of revenues (2)                         82,438       73,176
                                                 --------     --------
        Cash gross profit (3)                     81,233       44,766
                                                 --------     --------

Cash operating expenses (4):
    Cash sales and marketing expenses(5)          16,642       17,096
    Cash general and administrative
     expenses (6)                                 28,977       25,972
                                                 --------     --------
        Total cash operating expenses             45,619       43,068
                                                 --------     --------

EBITDA (7) (8)                                    35,614        1,698
                                                 --------     --------

Cash interest and other income (expense) (9):
    Interest income                                1,291          296
    Cash interest expense and other (10)          (3,691)     (10,245)
    Cash loss on debt extinguishment and
     conversion (11)                              (2,505)           -
    Income taxes                                    (153)           -
                                                 --------     --------
    Total cash interest and other, net            (5,058)      (9,949)
                                                 --------     --------

Cash net income (loss) (12)                     $ 30,556     $ (8,251)
                                                 ========     ========

Cash gross margins (13)                               50%          38%
                                                 ========     ========

-------------------------------------------

   (1) The geographic split of our revenues is presented below:

    U.S. revenues                               $141,598     $ 99,669
    Asia-Pacific revenues                         22,073       18,273
                                                 --------     --------
    Revenues                                    $163,671     $117,942
                                                 ========     ========

    (2) We define cash cost of revenues as cost of revenues less depreciation, amortization, accretion and stock-based compensation as presented below:

    Cost of revenues                            $136,950     $128,121
    Depreciation, amortization and
     accretion expense                           (54,477)     (54,886)
    Stock-based compensation expense                 (35)         (59)
                                                 --------     --------
    Cash cost of revenues                       $ 82,438     $ 73,176
                                                 ========     ========

    (3) We define cash gross profit as revenues less cash cost of revenues (as defined above).

    (4) We define cash operating expenses as operating expenses less depreciation, amortization and stock- based compensation. We also refer to cash operating expenses as cash selling, general and administrative expenses or "cash SG&A".

    (5) We define cash sales and marketing expenses as sales and marketing expenses less depreciation, amortization and stock-based compensation as presented below:

    Sales and marketing expenses                $ 18,604     $ 19,483
    Depreciation and amortization expense         (1,902)      (2,093)
    Stock-based compensation expense                 (60)        (294)
                                                 --------     --------
    Cash sales and marketing expenses           $ 16,642     $ 17,096
                                                 ========     ========

    (6) We define cash general and administrative expenses as general and administrative expenses less depreciation, amortization and stock-based compensation as presented below:

    General and administrative expenses         $ 32,494     $ 34,293
    Depreciation and amortization expense         (2,145)      (5,769)
    Stock-based compensation expense              (1,372)      (2,552)
                                                 --------     --------
    Cash general and administrative expenses    $ 28,977     $ 25,972
                                                 ========     ========

    (7) We define EBITDA as loss from operations less depreciation, amortization, accretion, stock-based compensation expense and restructuring charges as presented below:

    Loss from operations                        $(42,062)    $(63,955)
    Depreciation, amortization and
     accretion expense                            58,524       62,748
    Stock-based compensation expense               1,467        2,905
    Restructuring charges                         17,685            -
                                                 --------     --------
    EBITDA                                      $ 35,614     $  1,698
                                                 ========     ========

   (8) The geographic split of our EBITDA is presented below:

    U.S. loss from operations                   $(34,107)    $(48,621)
    U.S. depreciation, amortization and
     accretion expense                            52,412       55,775
    U.S. stock-based compensation expense          1,467        2,905
    U.S. restructuring charges                    17,685            -
                                                 --------     --------
    U.S. EBITDA                                   37,457       10,059
                                                 --------     --------

    Asia-Pacific loss from operations             (7,955)     (15,334)
    Asia-Pacific depreciation, amortization
     and accretion expense                         6,112        6,973
    Asia-Pacific stock-based compensation
     expense                                           -            -
    Asia-Pacific restructuring charges                 -            -
                                                 --------     --------
    Asia-Pacific EBITDA                           (1,843)      (8,361)
                                                 --------     --------

        EBITDA                                  $ 35,614     $  1,698
                                                 ========     ========

    (9) We define cash interest and other income (expense) as interest expense plus income taxes less interest income, non-cash interest expense and non-cash loss on debt extinguishment and conversion. Non-cash interest expense is comprised of amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes. Non-cash loss on debt extinguishment and conversion is comprised of the non-cash write-off of debt issuance costs and discounts.

   (10) Cash interest expense and other is defined as interest expense less amortization of debt discounts and debt issuance costs and non-cash interest on our convertible secured notes as presented below:

    Interest expense and other                  $(11,496)    $(20,512)
    Amortization of debt discounts and debt
    issuance costs                                 2,693        5,574
    Non-cash interest on convertible
     secured notes                                 5,112        4,693
                                                 --------     --------
    Non-cash interest expense                      7,805       10,267

                                                ---------    ---------
    Cash interest expense and other             $ (3,691)    $(10,245)
                                                 ========     ========

   (11) Loss on debt extinguishment and
         conversion                             $(16,211)    $ -

    Non-cash write-off of debt issuance
     costs and discounts                          13,706            -
                                                 --------     --------
    Non-cash loss on debt extinguishment
     and conversion                               13,706            -

                                                ---------    ---------
    Cash loss on debt extinguishment and
     conversion                                 $ (2,505)    $      -
                                                 ========     ========

   (12) We define cash net income (loss) as net income (loss) less depreciation, amortization, accretion, stock-based compensation expense, restructuring charges, non-cash interest expense and non- cash loss on debt extinguishment and conversion as presented below:

    Net income (loss)                           $(68,631)    $(84,171)
    Depreciation, amortization and
     accretion expense                            58,524       62,748
    Stock-based compensation expense               1,467        2,905
    Restructuring charges                         17,685            -
    Non-cash interest expense (defined
     above)                                        7,805       10,267
    Non-cash loss on debt extinguishment
     and conversion (defined above)               13,706            -
                                                 --------     --------
    Cash net income (loss)                      $ 30,556     $ (8,251)
                                                 ========     ========

   (13) We define cash gross margins as cash gross profit divided by revenues.



                             EQUINIX, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
                            (in thousands)


 Assets                                  Dec. 31, 2004   Dec. 31, 2003
                                         -------------   -------------
                                                   (unaudited)

Cash, cash equivalents and investments     $ 108,092      $  72,971
Accounts receivable, net                      11,919         10,178
Property and equipment, net                  343,361        343,554
Goodwill and other intangible assets, net     22,253         23,509
Debt issuance costs, net                       3,164          5,954
Prepaid expenses                               3,603          2,014
Deposits                                       6,062          3,246
Other assets                                   3,344          3,106
                                            ---------      ---------
        Total assets                       $ 501,798      $ 464,532
                                            =========      =========

  Liabilities and Stockholders' Equity

Accounts payable and accrued expenses      $  18,116      $  15,598
Accrued restructuring charges                 14,750            828
Accrued property and equipment                 2,912          2,454
Accrued interest payable                       1,706          1,114
Capital lease obligations                     35,204            201
Debt facilities                                    -         37,492
Senior notes                                       -         29,220
Convertible secured notes                     35,824         31,683
Convertible subordinated debentures           86,250              -
Deferred rent                                 22,915         20,283
Deferred installation revenue                  3,745          2,693
Customer deposits                              3,360            249
Other liabilities                              3,310          2,640
                                            ---------      ---------
        Total liabilities                    228,092        144,455
                                            ---------      ---------

Preferred stock                                    2              2
Common stock                                      19             15
Additional paid-in capital                   776,123        755,698
Deferred stock-based compensation               (260)        (1,032)
Accumulated other comprehensive income         2,257          1,198
Accumulated deficit                         (504,435)      (435,804)
                                            ---------      ---------
        Total stockholders' equity           273,706        320,077
                                            ---------      ---------
        Total liabilities and
         stockholders' equity              $ 501,798      $ 464,532
                                            =========      =========



                             EQUINIX, INC.
          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (1)
                            (in thousands)


                                              Twelve Months Ended
                                           -------------------------
                                         Dec. 31, 2004   Dec. 31, 2003
                                         -------------   -------------
                                                  (unaudited)

Cash flows from operating activities:
   Net loss                                   $(68,631)    $(84,171)
   Adjustments to reconcile net loss to
    net cash provided by (used in)
    operating activities:
     Depreciation, amortization and accretion   58,524       62,748
     Amortization of stock-based compensation    1,467        2,905
     Non-cash interest expense                   7,805       10,267
     Loss on debt extinguishment
      and conversion                            16,211            -
     Restructuring charges                      17,685            -
     Other reconciling items                     3,435        3,360
     Changes in operating assets and
      liabilities:
           Accounts receivable                  (1,691)        (662)
           Accounts payable and accrued
            expenses                             2,608          (98)
           Accrued restructuring charges          (761)     (11,350)
           Accrued merger and financing costs        -       (4,488)
           Accrued interest payable                478       (1,981)
           Other assets and liabilities           (218)       6,204
                                               --------     --------
             Net cash provided by (used
              in) operating activities          36,912      (17,266)
                                               --------     --------
Cash flows from investing activities:
   Purchases of property and equipment         (22,934)      (7,750)
   Accrued property and equipment                  458        2,454
   Other investing activities                    1,751        2,215
                                               --------     --------
             Net cash used in investing
              activities                       (20,725)      (3,081)
                                               --------     --------
Cash flows from financing activities:
   Proceeds from warrants, stock options
    and employee stock purchase plan             7,289        2,121
   Proceeds from secondary offering                  -      104,443
   Proceeds from convertible secured notes           -       10,000
   Proceeds from convertible subordinated
    debentures                                  86,250            -
   Repayment of debt facilities and
    capital lease obligations                   (3,632)      (6,074)
   Repayment of credit facility                (34,281)     (57,229)
   Repayment of senior notes                   (30,475)           -
   Debt issuance and extinguishment costs       (5,912)        (973)
                                               --------     --------
             Net cash provided by
              financing activities              19,239       52,288
                                               --------     --------
Effect of foreign currency exchange rates
 on cash and cash equivalents                     (305)        (186)
                                               --------     --------
Net increase (decrease) in cash, cash
 equivalents and investments                    35,121       31,755
Cash, cash equivalents and investments at
 beginning of period                            72,971       41,216
                                               --------     --------
Cash, cash equivalents and investments at
 end of period                                $108,092     $ 72,971
                                               ========     ========

Free cash flow (2)                             $ 16,187     $(20,347)
                                               ========     ========

------------------------------------------

    (1) The cash flow statements presented herein combine our short-term and long-term investments with our cash and cash equivalents in an effort to present our total unrestricted cash and equivalent balances. In our quarterly filings with the SEC on Forms 10-Q and 10-K, the purchase, sale and maturities of our short-term and long-term investments will be presented as activities within the investing activities portion of the cash flow statements.

    (2) We define free cash flow as net cash provided by (used in) operating activities plus net cash used in investing activities (excluding the purchase, sale and maturities of short-term and long-term investments) as presented below:

   Net cash provided by (used in)
    operating activities as presented above $ 36,912 $(17,266) Net cash provided by (used in) investing
    activities as presented above              (20,725)      (3,081)
                                               --------     --------
     Free cash flow positive (negative)       $ 16,187     $(20,347)
                                               ========     ========


     CONTACT: Equinix, Inc.
              Jason Starr, 650-513-7402 (Investor Relations) jstarr@equinix.com or
              K/F Communications, Inc.
              David Fonkalsrud, 415-255-6506 (Media)
              dave@kfcomm.com